Exhibit 10.3

INDEMNITY

In accordance with a Finder’s Fee agreement (the “Agreement”) dated for reference July 16, 2007 between ALLIED NEVADA GOLD CORP. (the “Company”) and GLOBAL RESOURCE INVESTMENTS LTD. (the “Finder”), the Company agrees as follows:

1.               The Company hereby covenants and agrees to indemnify and hold harmless the Finder, and its associates and affiliates, their respective directors, officers, employees, partners, advisors and agents (collectively including the Finder, the “Indemnified Parties” and individually, an “Indemnified Party”), to the full extent lawful, from and against any and all expenses, losses, fines, penalties, claims, actions, damages and liabilities, joint or several, (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising and defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party but not including any amount for loss of profits) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, fines, penalties, claims, actions, damages or liabilities relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the performance of services rendered by the Finder under the Agreement, or otherwise in connection with the U.S. Financing (as defined in the Agreement).

2.               Notwithstanding the foregoing, this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such expenses, losses, fines, penalties, claims, actions, damages or liabilities to which the Indemnified Party may be subject were directly caused by the negligence, dishonesty, bad faith or wilful misconduct of the Indemnified Party or were directly caused by a breach of any material term or condition of the final executed Finders Certificate provided by the Finder, as set out in Exhibit “A” of that Finders Agreement between the Parties dated July 16, 2007.

3.               If for any reason (other than determinations as to any of the events referred to in paragraph 2 of this indemnity) the foregoing indemnification is unavailable, in whole or in part, to any Indemnified Party or is insufficient to hold any Indemnified Party harmless, the Company will jointly and severally contribute to the aggregate amount paid or payable by the Indemnified Party as a result of such expense, loss, fine, penalty, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Finder or any other Indemnified Party on the other hand, but also the relative fault of the Company, the Finder or any other Indemnified Party as well as any relevant equitable considerations; provided that the Company will in any event contribute to the amount or amounts paid or payable by the Finder or any other Indemnified Party as a result of any such expense, loss, fine, penalty, claim, action, damage or liability (except for any such expense, loss, fine, penalty, claim, action, damage or liability which is determined by a court of competent jurisdiction to have been caused directly by the gross negligence, bad faith or wilful misconduct of the Indemnified Party), the portion of such amount or of the aggregate of such amount that is in excess of the amount of the consideration received by the Finder under the Agreement.

4.               The Company agrees that if: (a) any legal proceeding is brought against the Company or the Finder or any other Indemnified Party by any person or entity, including without limitation any governmental commission or regulatory authority, or (b) any stock exchange or other entity having regulatory authority, either domestic or foreign, investigates the Company or the Finder or any other Indemnified Party, and the Finder or such other Indemnified Party is required to testify in connection therewith or is required to respond to procedures designed to discover information regarding, in connection with, or by reason of the Agreement, the engagement of the Finder thereunder or the performance of services rendered by the Finder thereunder, the Finder or such other Indemnified Party will have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Finder for time spent by its, or any of its affiliates, directors, officers, employees, shareholders, partners, advisors or agents (collectively, “Personnel”) in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith will be paid by the Company as they occur.

5.               Promptly after receiving notice of an action, suit, proceeding or claim against the Finder or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Finder will (as to itself or its affiliated Indemnified Party) notify the Company in writing of the particulars thereof, will provide copies of all relevant documentation to the Company and, unless the Company assumes the defence thereof, will keep the Company advised of the progress thereof and will discuss all significant actions proposed. The omission to so notify the Company will not relieve the Company of any liability which it may have to the Finder or any other Indemnified Party except only to the extent that any such delay in or failure to give notice prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Company would otherwise have under this indemnity had the Finder or such other Indemnified Party not so delayed in or failed to give the notice required.

6.               The Company will be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel.  Upon the Company notifying the Finder or other Indemnified Party in writing of their election to assume the defence and retaining counsel, the Company will not be liable to the Finder or other Indemnified Party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, it throughout the course thereof will provide copies of all relevant documentation to the Finder, will keep the Finder advised of the progress thereof and will discuss with the Finder all significant actions proposed.

7.               Notwithstanding the foregoing paragraph, any Indemnified Party will have the right, at the joint and several expense of the Company, to employ counsel of the Indemnified Party’s choice in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Indemnified Party has advised the Indemnified Party that representation of the parties by the same counsel would be inappropriate because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company (in which event and to that extent, the Company will not have the right to assume or direct the defence on the Indemnified Party’s behalf) or that there is a conflict of interest between the Company and the Indemnified Party (in which event the Company will not have the right to assume or direct the defence on the Indemnified Party’s behalf).

8.               No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld. No admission of liability shall be made and the Company will not be liable for any settlement of any action, suit, proceeding, claim or investigation made without their consent, such consent not to be unreasonably withheld.

9.               The Company hereby acknowledges that the Finder acts as trustee for other Indemnified Parties of the covenants of the Company under this indemnity with respect to such persons and the Finder agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

10.         The Company agrees to waive any right they may have of first requiring any Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The indemnity and contribution obligations of the Company hereunder will be in addition to, but not in duplication of, any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Finder and any other Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under the Agreement or any termination of the authorization given by the Agreement, and shall continue for a period of three years after the date of the last of such events to occur.

11.         Any paragraph, subparagraph or other provision of this indemnity which is or becomes illegal, invalid or unenforceable shall be severed from this indemnity and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

12.         This indemnity shall be governed by and construed in accordance with the laws of the State of California.

DATED, as of the 16th day of July, 2007.

ALLIED NEVADA GOLD CORP.

/s/Scott A. Caldwell
Authorized Signatory

GLOBAL RESOURCE INVESTMENTS LTD.

/s/Jeffrey Howard
Jeffrey Howard, CEO